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                                                                 EXHIBIT (11)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 6, 1998, relating to the financial statements and financial highlights of the Asset Allocation Portfolio, Domestic Income Portfolio, Enterprise Portfolio, Government Portfolio, Money Market Portfolio, Morgan Stanley Real Estate Securities Portfolio, Emerging Growth Portfolio, Global Equity Portfolio, Growth and Income Portfolio and Strategic Stock Portfolio (constituting Van Kampen American Capital Life Investment Trust) which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectuses and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Chicago, Illinois
April 30, 1998